UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2006

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FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-23976 (Commission File Number)	54-1232965 (IRS Employer Identification No.)

112 West King Street Strasburg, Virginia (Address of principal executive offices)	22657 (Zip Code)

Registrant’s telephone number, including area code: (540) 465-9121

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On February 1, 2006, the Board of Directors of the Registrant amended Article II (E) of its Bylaws, effective immediately.  The Bylaws provide that no Director be eligible to serve as an officer of the Board of Directors, such as Chairman or Vice Chairman, after he or she attains the age of 70 years.  The Bylaws were amended to permit such service only until December 31 of the year in which he or she attains the age of 70.  Previously, the Bylaws stated that the Director may serve as such an officer until the first Annual Meeting of Shareholders after December 31 of the year in which he or she attains the age of 70.

Item 8.01

Other Events.

On February 1, 2006, the Board of Directors of the Registrant determined that the 2006 Annual Meeting of Shareholders will be held on Tuesday, May 9, 2006, at 11:00 a.m., at the Millwood Station, 252 Costello Drive, Winchester, Virginia.  In prior years, the Annual Meeting of Shareholders had been held on the first Tuesday in April.

Item 9.01

Financial Statement and Exhibits

(d)

Exhibits.

Exhibit No.

Description

3.2

Bylaws of First National Corporation (as restated in electronic format only as of February 1, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL CORPORATION

       (Registrant)

Date:  February 6, 2006

By: /s/ M. Shane Bell

M. Shane Bell

Executive Vice President

and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

3.2

Bylaws of First National Corporation (as restated in electronic format only as of February 1, 2006).